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                                                                  EXHIBIT 21.1



                           VALERO ENERGY CORPORATION
                            SCHEDULE OF SUBSIDIARIES




                NAME OF SUBSIDIARY                  STATE OF ORGANIZATION
                ------------------                  ---------------------

Valero Energy Corporation                                  Delaware
     Valero Corporate Services Company                     Delaware
         Valero Coal Company                               Delaware
         Valero Producing Company                          Delaware
         VMGA Company                                      Delaware
     Valero Refining and Marketing Company                 Delaware
         Valero Capital Corporation                        Delaware
         Valero Marketing and Supply Company               Delaware
         Valero Natural Gas Pipeline Company               Delaware
         Valero Refining Company-California                Delaware
         Valero Refining Company-Louisiana                 Delaware
         Valero Refining Company-New Jersey                Delaware
         Valero Refining Company-Texas                       Texas
              Valero Javelina Company                      Delaware
              Valero Mediterranean Company                 Delaware
              Valero Mexico Company                        Delaware
              Valero MTBE Investments Company              Delaware
              Valero MTBE Operating Company                Delaware
              Valero Technical Services Company            Delaware